Exhibit 10.4

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of this 22nd day of July, 2009 between DirectView Holdings, Inc., a Delaware corporation having offices at 7700 West Camino Real Blvd., Ste 323, Boca Raton, FL 33433 (the "Company"), and Redrock Strategies, Inc. a British Virgin Island corporation with its principal place of business address Qwomar Trade Building, 3'd Floor, Roadtown, BVI (the "Purchaser").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Purchaser shall purchase up to Three Million (3,000,000) shares of the Company's common stock, $.0001 par value per share (the "COMMON STOCK"); and

WHEREAS, the Seller agrees to place in escrow a share certificate representing Three Million (3,000,000) shares with the Escrow Agent in accordance with the Share Deposit Escrow Agreement, which will be used for the take down of all shares purchased pursuant to this Purchase Agreement; and

WHEREAS, such purchase will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the "1933 ACT") and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

ARTICLE I
PURCHASE, SALE AND TERMS OF SHARES

1.1.
The Company agrees to issue and sell to the Purchaser in reliance upon theprovisions of Section 4(2) under the Securities Act of 1933, as amended (the "1933 ACT") and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement up to Three Million (3,000,000) shares (the "Shares") of the Company as set forth below. Purchaser shall assign the voting rights of the stock to Company's Board of Directors at closing, as to all shares to be escrowed under this Stock Purchase Agreement and which are to be purchased hereunder by Purchaser.

1.2.	Closing Price.

1.2.a The transaction will be closed in a series of individual closings, as provided for herein, with each separate take down being a "Closing". The Purchaser will pay the Purchase Price of each take down by wire transfer of immediately available funds in one single payment. Purchaser shall initiate the closing process by sending a written Purchase Notice to Seller at the address set forth below. The Purchase Notice shall set forth the number of Shares to be purchased, the total consideration to be paid, the price per share and the delivery address for the sharer certificates (the "Closing").

1.2.b The Company shall sell to the Purchaser the shares at a per share purchase price which shall be 10% of the net proceeds .

1.3.
Delivery of Purchase Notice. Purchaser shall have sixty (60) days from the date of this Agreement to deliver one or more Purchase Notices to Seller. A Purchase Notice may be for all or a part of the shares set forth in Section 1.1 above. Purchaser may deliver more than one Purchase Notice, provided however, that the number of shares purchased pursuant to all Purchase Notices shall not exceed the number of Shares set forth in Section 1.1. A sample Purchase Notice is attached in Schedule 1.3.

1.4.
Obligation of Purchaser to Purchase the shares. The Purchaser agrees to purchase up to Three Million (3,000,000) shares between the date hereof and December 31, 2010. However, Purchaser shall only be liable to purchase the number of Shares set forth in each Purchase Notice; the total number of shares purchased may be less than Three Million (3,000,000) shares.

1.5.	Escrow of Shares with Escrow Agent.

1.5.a.
As a condition for the entry into this Agreement, Purchaser requires the Company to place into an escrow account, as set forth below, a share certificate, made out in the name of Purchaser, representing Three Million (3,000,000) shares of the Company's common securities. The terms and conditions of the escrow are set forth in the Share Deposit Escrow Agreement described in 1.5.b, below, and as further set forth in this Agreement. The Company pursuant to this Agreement and pursuant to the terms and conditions of the Share Deposit Escrow Agreement, shall deposit with the Escrow Agent a share certificate representing Three Million (3,000,000) shares of the Company's common stock.

1.5.b.
The Escrow Agent shall disburse and deliver to the Purchaser in accordance with the Share Deposit Escrow Agreement that number of shares purchased as set forth in the Purchase Notice, in accordance with the other applicable provisions set forth in this Agreement. The shares shall be deducted from the Certificate of Three Million (3,000,000) shares held in escrow.

1.5.c.
The Escrow Agent is irrevocably instructed to deliver the number of shares set forth in the Purchase Notice upon receipt by the Escrow Agent of an executed Purchase Notice and evidence of payment of the purchase price. Evidence of payment for said shares shall be conclusive upon receipt by Escrow Agent of the "wire transfer" form, properly executed by the Purchaser's sending banking institution. At such time as the EscrowAgent disburses the Three Million (3,000,000) shares, or receives evidence of a termination of this Agreement, the obligations of the transfer agent pursuant to the Share Deposit Escrow Agreement shall be terminated.

1.6.	Representations by the Purchaser. The Purchaser makes the following representations and warranties to the Company:

A.
Access to Information The Purchaser, in making the decision to purchase the Shares, has relied upon the representations and warranties contained in this Agreement as well as independent investigations made by it and/or its representatives, if any. The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the business of the Company and to receive any additional information, documents, records and books relative to the business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

B.
Sophistication and Knowledge. The Purchaser and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares. The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own advisor(s). The Purchaser represents that it has not been organized for the purpose of acquiring the Shares.

C.
Lack of Liquidity. The Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. The Purchaser acknowledges and understands that the Shares are restricted, and are subject to various resale restrictions in accordance with the securities laws of the United States. The Purchaser has no present need for liquidity in connection with its purchase of the Shares.

D.
No Public Solicitation. The Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

E.
Authority. The Purchaser has full right and power to enter into and perform its obligations under this Agreement and to make an investment in the Company, and this Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms. The Purchaser is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement.

F.
Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its respective agents.

G.
Requirements for Transfer. Purchaser agrees that it will not transfer the Shares, and the Company shall not be required to transfer the shares unless the transferee executes a representation letter substantially in accordance with Exhibit A hereto.

H.	Each certificate representing the Shares shall be endorsed with thefollowing legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED AND HAVE BEEN TAKEN BY THE ISSUEE FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE COMPANY IS PRESENTED WITH EITHER A WRITTEN OPINION OF COUNSEL OR A "NO- ACTION" LETTER FROM SEC, IN EITHER CASE IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

a.
The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 1.5.

b.
The Purchaser and any transferees of the shares of the Company's Common Stock purchased by the Purchaser pursuant to this Agreement shall not be named or identified on any lists of the Office of Foreign Assets Control who are prohibited from purchasing securities of U.S. domestic companies. Further, this transaction and any resale of shares by the Purchaser to transferees shall not violate the anti-money laundering and other provisions of the Bank Secrecy Act, as amended by the U.S. Patriot Act.

ARTICLE II
COVENANTS OF THE COMPANY

2.1.	Operations. From and after the date hereof through the final purchase of the Shares, the Company will operate only in the ordinary course of business.

2.2
Inspection.The Company shall permit authorized representatives of the Purchaser to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts there from), and to discuss its affairs, finances and accounts with its officers, employees, independent accountants, consultants and attorneys, all at such reasonable times and as often as may be reasonably requested.

2.3
Share Registry: Removal of Legend. The Company agrees that it shall instruct its transfer agent to automatically remove any legend upon compliance with all rules and regulations of the securities laws of the United States pertaining to such transactions. Holders of shares bearing a legend may have the legend removed by submitting certificate(s) together with appropriate opinions of counsel and any other documentation required by company or transfer agent. Neither the Company nor the stock transfer agent shall be obligated to remove any other legend required by law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows, which representations and warranties shall be true and correct in all material respects on the date of each closing of the purchase of the Shares:

3.1.
Organization and Standing. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted, to deliver this Agreement and all other agreements required to he executed by the Company in connection with performance under this Agreement (collectively with this Agreement, the "Transaction Documents"), to issue and sell the Shares and to carry out the provisions of the Transaction Documents. The Company is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

3.2.
Authority for Agreement. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations there under, have been duly and validly authorized by all requisite corporate action on the part of the Company. The Transaction Documents, when executed and delivered, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and general principles of equity that restrict the availability of equitable remedies. To the Company's knowledge, the execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder do not, as of the date hereof: (i) conflict with or violate the provisions of the Company's Charter or Bylaws; (ii) require on the part of the Company any filing with. or any permit, authorization, consent or approval of, any Governmental Entity; (iii) conflict with, result in a breach of. constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien, encumbrance or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject; (iv) result in the imposition of any Security Interest upon any assets of the Company or; (v) violate or contravene any federal law of the United States, any Delaware corporate or applicable state statute, any rule or regulation applicable to the Company or any order, writ, judgment, injunction, decree, determination or award.

3.3.	Subsidiaries. The Company has no subsidiaries.

3.4.
Issuance of Securities. The issuance, sale and delivery of the Securities in accordance with this Agreement, have been, or will be, on or prior to the Closing, duly authorized, and the Shares reserved for issuance by all necessary corporate action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefore in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable, and will be free of all liens, charges, claims, encumbrances and restrictions on transfer other than the restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws.

3.5.
Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity or regulatory body (a "Governmental Entity") is required on the part of the Company in connection with the execution and delivery of the Transaction Documents, the offer, issue, sale and delivery of the Securities or the other transactions to be consummated as contemplated by this Agreement.

3.6.
Offering Exemption. Assuming the accuracy of the representations and warranties made by the Purchaser, the offer, sale and issuance of the Securities to the Purchaser will be exempt from the registration requirements of the Securities Act. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

3.7.
Litigation. There is no action, suit, proceeding or investigation pending, nor to the Company's knowledge, currently threatened, against the Company, except as described on Schedule 3.9 to this Agreement. The Company is not aware of any basis for any of the foregoing or any intent on its part to initiate any of the foregoing.

3.8.
Financial Statements. The financial statements of the Company (the "Financial Statements") are complete and correct in all material respects, are in accordance with the books and records of the Company as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied to companies domiciled in the United States, except to the extent that the tin-audited financial statements may not contain all required footnotes and are subject to normal year-end audit adjustments that in the aggregate will not be material.

3.9.
Absence of Liabilities. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, that individually or in the aggregate are not material to the financial condition or operating results of the Company, and (ii) obligations not required under generally accepted accounting principles to be reflected in the Financial Statements.

3.10.
Taxes. The Company has paid all taxes due as of the date hereof. The Company has timely filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns (collectively, "Tax Returns") that the Company are required to file. The Tax Returns are true and correct and all taxes shown thereon to be due have been timely paid, with any exceptions permitted by any taxing authority not having a materially adverse effect on the Company. No penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late tiling thereof The Company has either paid or established in the Financial Statements adequate reserves for the payment of all such taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns. None of the Company's federal income tax returns have been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its stockholders has ever filed (i) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation, or (ii) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

3.11.
Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet. None of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Balance Sheet. The Company does not own any real estate. All personal property of the Company is in good operating condition and repair (ordinary wear and tear and routinely scheduled maintenance excepted) and is suitable and adequate for the uses for which it is intended or is being used.

3.12.
Intellectual Property. To the best of the Company's knowledge the Company owns, or has the right to use, free and clear of all liens, charges, claims and restrictions, all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company or employed or proposed to be employed by it in its business as now conducted or proposed to be conducted, as well as any agreement under which the Company has access to any confidential information used by the Company in its business (the "Intellectual Property Rights"). Except as set forth on Schedule 3.12, the Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity ("Third-Party Intellectual Property Rights"), and to the best of Company's knowledge the business proposed by the Company will not cause the Company to infringe or violate any Third Party Intellectual Property Rights. The Company is not aware of any violation by any third party of any Intellectual Property Rights of the Company or of any defects therein or in the title thereto. The Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with: (i) the performance of such employee's duties as an officer, employee or director of the Company; (ii) the use of such employee's best efforts to promote the interests of the Company; or (iii) the Company's business as conducted.

3.13.
Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to their business and have all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company that materially adversely affects the business, prospects, condition, affairs or operations of the Company or any of its properties or assets. To the Company's knowledge, no employee of the Company is in violation of any contract or covenant (either with the Company or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

3.14.
Employees. All employees of the Company who have access to confidential or proprietary information of the Company have executed and delivered nondisclosure agreements, and all of such agreements are in full force and effect. The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble (including, without limitation, any organizational drive) pending or, to the knowledge of the Company, threatened with respect to the Company.

3.15.
Environmental and Safety Matters. To the Company's knowledge, the Company is not in material violation of any applicable environmental law, and to its knowledge, no material expenditures are or will be required in order to comply with any such environmental law.

3.16.
Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company the location and collection of its assets, and the nature of all transactions `giving  rise to the obligations or accounts receivable of the Company.

3.17.
Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with the Transaction Documents or any of the transactions contemplated hereby or thereby.

3.18.
Disclosures. The Company has provided the Purchaser with all information requested by the Purchaser in connection with their decision to purchase the Securities. Neither this Agreement, any Exhibit hereto nor the Transaction Documents, nor any report, certificate or instrument furnished to the Purchaser or its agents in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV
MISCELLANEOUS

4.1.
No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.2.
Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company or Purchaser, as the ease may be, shall first obtain consent thereto in writing from the other party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.3.
Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including electronic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth on Schedule 4.3 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section. All such notices, requests, demands and other communications shall be considered to be effective when delivered.

4.4.	Costs. Expenses and Taxes. All parties to this Agreement shall bear their own expenses in connection herewith.

4.5.
Effectiveness; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and their respective successors and assigns; provided however, that, the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchaser.

4.6.
Prior Agreements. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof

4.7.
Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

4.8.	Governing Law: Venue.

A.
This Agreement shall be enforced, governed and construed in accordancewith the laws of the State of Florida or federal securities law, where applicable, without giving effect to choice of laws principles or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought in the State of Florida, United States of America, and the undersigned hereby irrevocably consent and submit to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Purchaser acknowledges and agrees that jurisdiction and venue hereunder shall lie exclusively in Palm Beach County, Florida.

B.
Purchaser hereby waives, and agrees not to assert against the Company, orany successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts

4.9.	Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

4.10.
Survival of Representations and Warranties. All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

4.11.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

4.12.
Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

SELLER:

DIRECTVIEW HOLDINGS, INC.

By: /s/ Roger H. Ralson

Name: Roger H. Ralson
Title: CEO

PURCHASER:

REDROCK STRATEGIES, INC.

By: /s/ Mark Moran

Name: Mark Moran
For and on behalf of Saltire Management Ltd.

Title: Director